GOOSEHEAD INSURANCE, INC. ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2023 RESULTS
– Total Revenue Increased 25% for the year to $261.3 million –
– Core Revenue Grew 24% for the year to $233.0 million –
– Total Written Premium in 2023 Increased 34% to $3.0 billion –
– 2023 Net Income of $23.7 million versus $2.6 million in 2022 –
– Adjusted EBITDA in 2023 up 90% to $69.8 million –

WESTLAKE, TEXAS – February 21, 2024 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the fourth quarter and year ended December 31, 2023.

Fourth Quarter 2023 Highlights
•Total Revenues grew 10% over the prior-year period to $63.0 million in the fourth quarter of 2023
•Fourth quarter Core Revenues* of $56.9 million increased 10% over the prior-year period
•Fourth quarter net income of $5.4 million improved from net income of $2.6 million a year ago. EPS of $0.15 per share increased 650% and adjusted EPS* of $0.28 per share increased 155%, over the prior-year period
•Net income margin for the fourth quarter was 9%
•Adjusted EBITDA* of $14.1 million increased from $11.9 million in the prior-year period
•Adjusted EBITDA Margin* increased 1 percentage points over the prior-year period to 22%
•Total written premiums placed for the fourth quarter increased 29% over the prior-year period to $756.1 million
•Policies in force grew 16% from the prior-year period to approximately 1,486,000

*Core Revenue, Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EPS to basic earnings per share and Adjusted EBITDA to net income, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

“We had a tremendous 2023 with premium growth of 34%, total revenue growth of 25%, Core revenue growth of 24%, and EBITDA growth of 90% with margin expansion of 900 basis points to 27%,” stated Mark E. Jones, Chairman and CEO. “Our overall results this year unfolded according to plan as we have successfully implemented strategic changes to improve productivity and increase earnings power. The results of our Corporate sales leadership reorganization in late 2022, followed by consolidating Franchise leadership with Corporate in Q4 2023 drove very large productivity gains. The next phase of our execution will be driving accelerating new business production growth in 2024, particularly in our Franchise network and adding meaningfully to our overall productive capacity which should spring load into accelerating revenue and earnings growth in 2025 and beyond. We will be driving this improved growth on a significantly higher and expanding profitability base, further enhancing our competitive moat and positioning us well to execute on our long term objective of personal lines industry leadership”.

Fourth Quarter 2023 Results
For the fourth quarter of 2023, revenues were $63.0 million, an increase of 10% compared to the corresponding period in 2022. Core Revenues, a non-GAAP measure which excludes contingent commissions, initial franchise fees, interest income, and other income, were $56.9 million, a 10% increase from $51.8 million in the prior-year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was driven by improved productivity, strong client retention of 86%, and rising premium rates. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 29% in the fourth quarter.

Total operating expenses, excluding equity-based compensation, depreciation and amortization and impairment expenses, for the fourth quarter of 2023 were $48.9 million, up 7% from $45.5 million in the prior-year period. The increase from the prior period was due to increased employee compensation and benefits expenses related to investments in partnership, technology, marketing, and service functions. Equity-based compensation increased to $5.0 million for the period, compared to $3.3 million a year ago. Bad debt expense of $1.0 million decreased from $1.4 million a year ago due to reduced terminations of signed franchises that have yet to launch. General and administrative expenses are also higher versus a year ago due to investments in technology, systems and marketing efforts to drive growth and continue to improve the client experience.

Net income in the fourth quarter of 2023 was $5.4 million versus net income of $2.6 million a year ago, with the improvement due to strong revenue growth and expense discipline. Earnings per share and Net Income Margin for the fourth quarter of 2023 were $0.15 and 9%, respectively. Adjusted EPS for the fourth quarter of 2023, which excludes equity-based compensation and impairment expense, was $0.28 per share. Total Adjusted EBITDA was $14.1 million for the fourth quarter of 2023 compared to $11.9 million in the prior-year period. Adjusted EBITDA Margin of 22% was up 1 percentage point in the quarter.

Liquidity and Capital Resources
As of December 31, 2023, the Company had cash and cash equivalents of $44.0 million. We had an unused line of credit of $49.8 million as of December 31, 2023. Total outstanding term note payable balance was $77.5 million as of December 31, 2023.

2024 Outlook
Our guidance for the full year 2024 is as follows:
•Total written premiums placed are expected to be between $3.70 billion and $3.85 billion representing 25% organic growth on the low end of the range, and 30% organic growth on the high end of the range.
•Total revenues are expected to be between $310 million and $320 million representing 19% organic growth on the low end of the range and 22% organic growth on the high end of the range.
•Contingent commissions for 2024 are expected to be approximately 35 basis points of total written premiums.
•Adjusted EBITDA Margin is expected to expand for the full year 2024.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

To access the call by phone, participants should go to this link (registration link), and you will be provided with the dial in details.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.goosehead.com.

A webcast replay of the call will be available at http://ir.goosehead.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services through corporate and franchise locations throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 150 insurance companies that underwrite personal and commercial lines. For more information, please visit goosehead.com or goosehead.com/become-a-franchisee.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2023 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenues:
Commissions and agency fees	$27,424	$26,589	$116,061	$100,265
Franchise revenues	35,282	30,423	143,772	107,722
Interest income	308	391	1,443	1,403
Total revenues	63,014	57,403	261,276	209,390
Operating Expenses:
Employee compensation and benefits	38,803	33,822	152,604	133,293
General and administrative expenses	14,092	13,529	62,111	52,887
Bad debts	1,009	1,436	4,361	6,198
Depreciation and amortization	2,427	1,841	9,244	6,884
Total operating expenses	56,331	50,628	228,320	199,262
Income from operations	6,683	6,775	32,956	10,128
Other Income:
Interest expense	(1,511)	(1,588)	(6,568)	(4,999)
Income before taxes	5,172	5,187	26,388	5,129
Tax expense (benefit)	(252)	2,603	2,692	2,499
Net Income	5,423	2,584	23,696	2,630
Less: net income attributable to non-controlling interests	1,803	2,083	9,556	2,065
Net Income attributable to Goosehead Insurance, Inc.	$3,620	$501	$14,140	$565
Earnings per share:
Basic	$0.15	$0.02	$0.59	$0.03
Diluted	$0.14	$0.02	$0.55	$0.03
Weighted average shares of Class A common stock outstanding:
Basic	24,688	22,373	23,929	20,995
Diluted	25,516	23,900	38,356	21,773

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenues:
Core Revenue:
Renewal Commissions(1)	$17,335	$16,310	$70,730	$57,543
Renewal Royalty Fees(2)	27,180	22,900	107,524	77,346
New Business Commissions(1)	5,512	5,814	23,411	24,126
New Business Royalty Fees(2)	5,349	4,402	23,168	18,244
Agency Fees(1)	1,532	2,421	8,174	10,912
Total Core Revenue	56,908	51,847	233,007	188,171
Cost Recovery Revenue:
Initial Franchise Fees(2)	2,458	2,910	11,238	10,853
Interest Income	308	391	1,443	1,403
Total Cost Recovery Revenue	2,766	3,301	12,681	12,256
Ancillary Revenue:
Contingent Commissions(1)	3,045	2,044	13,746	7,684
Other Franchise Revenues(2)	295	211	1,843	1,279
Total Ancillary Revenue	3,340	2,255	15,588	8,963
Total Revenues	63,014	57,403	261,276	209,390
Operating Expenses:
Employee compensation and benefits, excluding equity-based compensation	33,765	30,536	128,615	113,651
General and administrative expenses, excluding impairment	14,092	13,529	58,483	52,887
Bad debts	1,009	1,436	4,361	6,198
Total	48,866	45,501	191,459	172,736
Adjusted EBITDA	14,148	11,902	69,817	36,654
Adjusted EBITDA Margin	22%	21%	27%	18%

Interest expense	(1,511)	(1,588)	(6,568)	(4,999)
Depreciation and amortization	(2,427)	(1,841)	(9,244)	(6,884)
Tax (expense) benefit	252	(2,603)	(2,692)	(2,499)
Equity-based compensation	(5,038)	(3,286)	(23,989)	(19,642)
Impairment expense	—	—	(3,628)	—
Net Income	$5,424	$2,584	$23,696	$2,630
Net Income Margin	9%	5%	9%	1%
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated Statements of Operations within Goosehead’s Form 10-K for the three and twelve months ended December 31, 2023 and 2022.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated Statements of Operations within Goosehead’s Form 10-K for the three and twelve months ended December 31, 2023 and 2022.

Goosehead Insurance, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except par value amounts)

	December 31,
	2023	2022
Assets
Current Assets:
Cash and cash equivalents	$41,956	$28,743
Restricted cash	2,091	1,644
Commissions and agency fees receivable, net	12,903	14,440
Receivable from franchisees, net	9,720	4,932
Prepaid expenses	7,889	4,334
Total current assets	74,559	54,093
Receivable from franchisees, net of current portion	9,269	23,835
Property and equipment, net of accumulated depreciation	30,316	35,347
Right-of-use asset	38,406	44,080
Intangible assets, net of accumulated amortization	17,266	4,487
Deferred income taxes, net	181,209	155,318
Other assets	3,867	4,193
Total assets	$354,892	$321,353
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$16,398	$15,958
Premiums payable	2,091	1,644
Lease liability	8,897	6,627
Contract liabilities	4,129	6,031
Note payable	9,375	6,875
Total current liabilities	40,890	37,135
Lease liability, net of current portion	57,382	64,947
Note payable, net of current portion	67,562	86,711
Contract liabilities, net of current portion	22,970	40,522
Liabilities under tax receivable agreement	149,302	125,662
Total liabilities	338,106	354,977
Class A common stock, $0.01 par value per share 300,000 shares authorized, 24,966 shares issued and outstanding as of December 31, 2023, 23,034 issued and outstanding as of December 31, 2022	250	228
Class B common stock, $0.01 par value per share - 50,000 shares authorized, 12,954 issued and outstanding as of December 31, 2023, 14,471 issued and outstanding as of December 31, 2022	130	146
Additional paid in capital	103,228	70,866
Accumulated deficit	(47,056)	(60,570)
Total stockholders' equity	56,552	10,670
Non-controlling interests	(39,766)	(44,294)
Total equity	16,786	(33,624)
Total liabilities and equity	$354,892	$321,353
.

Goosehead Insurance, Inc.
Reconciliation Non-GAAP Measures to GAAP
This release includes Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Income. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three and twelve months ended December 31, 2023 and 2022 (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Total Revenues	$63,014	$57,403	$261,276	$209,390

Core Revenue:
Renewal Commissions(1)	$17,335	$16,310	$70,730	$57,543
Renewal Royalty Fees(2)	27,180	22,900	107,524	77,346
New Business Commissions(1)	5,512	5,814	23,411	24,126
New Business Royalty Fees(2)	5,349	4,402	23,168	18,244
Agency Fees(1)	1,532	2,421	8,174	10,912
Total Core Revenue	56,908	51,847	233,007	188,171
Cost Recovery Revenue:
Initial Franchise Fees(2)	2,458	2,910	11,238	10,853
Interest Income	308	391	1,443	1,403
Total Cost Recovery Revenue	2,766	3,301	12,681	12,256
Ancillary Revenue:
Contingent Commissions(1)	3,045	2,044	13,746	7,684
Other Franchise Revenues(2)	295	211	1,843	1,279
Total Ancillary Revenue	3,340	2,255	15,588	8,963
Total Revenues	$63,014	$57,403	$261,276	$209,390
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated Statements of Operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated Statements of Operations.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three and twelve months ended December 31, 2023 and 2022 (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net Income	$5,424	$2,584	$23,696	$2,630
Interest expense	1,511	1,588	6,568	4,999
Depreciation and amortization	2,427	1,841	9,244	6,884
Tax expense (benefit)	(252)	2,603	2,692	2,499
Equity-based compensation	5,038	3,286	23,989	19,642
Impairment expense	—	—	3,628	—
Other (income) expense	—	—	—	—
Adjusted EBITDA	$14,148	$11,902	$69,817	$36,654
Net Income Margin(1)	9%	5%	9%	1%
Adjusted EBITDA Margin(2)	22%	21%	27%	18%
(1) Net Income Margin is calculated as Net Income divided by Total Revenue ($5,424/$63,014) and ($2,584/$57,403) for the three months ended December 31, 2023 and 2022. Net Income Margin is calculated as Net Income divided by Total Revenue ($23,696/$261,276) and ($2,630/$209,390) for the twelve months ended December 31, 2023 and 2022
(2) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($14,148/$63,014), and ($11,902/$57,403) for the three months ended December 31, 2023 and 2022, respectively. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($69,817/$261,276), and ($36,654/$209,390) for the twelve months ended December 31, 2023 and 2022.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three and twelve months ended December 31, 2023 and 2022. Note that totals may not sum due to rounding:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Earnings per share - basic (GAAP)	$0.15	$0.02	$0.59	$0.03
Add: equity-based compensation(1)	0.13	0.09	0.64	0.52
Add: impairment expense(2)	—	—	0.10	—
Adjusted EPS (non-GAAP)	$0.28	$0.11	$1.33	$0.55
(1) Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$5.0 million/(24.7 million + 13.2 million)] for the three months ended December 31, 2023 and [$3.3 million/ (22.4 million + 15.0 million)] for the three months ended December 31, 2022. Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$24.0 million/(23.9 million + 13.8 million)] for the twelve months ended December 31, 2023 and [$19.6 million/ (21.0 million + 16.2 million)] for the twelve months ended December 31, 2022.
(2) Calculated as impairment expense divided by sum of weighted average Class A and Class B shares [$3.6 million/(23.9 million + 13.8 million)] for the twelve months ended December 31, 2023. No impairment was recorded for the three months ended December 31, 2023, three months ended December 31, 2022 nor the twelve months ended December 31, 2022.

Goosehead Insurance, Inc.
Key Performance Indicators

	December 31, 2023	December 31, 2022
Corporate sales agents < 1 year tenured	135	165
Corporate sales agents > 1 year tenured	165	155
Operating franchises < 1 year tenured	183	472
Operating franchises > 1 year tenured	1,043	941
Total Franchise Producers	1,957	2,101
QTD Corporate Agent Productivity < 1 Year (1)	$13,789	$13,241
QTD Corporate Agent Productivity > 1 Year (1)	$25,738	$27,228
QTD Franchise Productivity < 1 Year (2)	$10,975	$8,481
QTD Franchise Productivity > 1 Year (2)	$21,103	$18,059
Policies in Force	1,486,000	1,284,000
Client Retention	86%	88%
Premium Retention	101%	100%
QTD Written Premium (in thousands)	$756,082	$584,575
Net Promoter Score ("NPS")	92	90
(1) - Corporate Productivity is New Business Production per Agent (Corporate): The New Business Revenue collected related to corporate sales, divided by the average number of full-time corporate sales agents for the same period. This calculation excludes interns, part-time sales agents and partial full-time equivalent sales managers.
(2) - Franchise Productivity is New Business Production per Agent (Franchise): The gross commissions paid by Carriers and Agency Fees received related to policies in their first term sold by franchise sales agents divided by the average number of franchise sales agents for the same period prior to paying Royalty Fees to the Company.

Goosehead Insurance, Inc.
Supplemental Disclosure

	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Corporate sales agents < 1 year tenured	135	132	146	117	165	241	312	297
Corporate sales agents > 1 year tenured	165	184	134	159	155	170	191	193
Operating franchises < 1 year tenured	183	254	348	426	472	465	421	383
Operating franchises > 1 year tenured	1,043	1,031	996	961	941	938	923	885
Total Franchise Producers	1,957	2,008	2,069	2,098	2,101	2,102	2,005	1,912
Corporate Agent Productivity < 1 Year (1)	$13,789	$16,266	$23,664	$19,747	$13,241	$12,206	$13,935	$10,442
Corporate Agent Productivity > 1 Year (1)	$25,738	$28,963	$33,323	$30,429	$27,228	$27,952	$28,803	$26,245
Franchise Productivity < 1 Year (2)	$10,975	$9,583	$9,606	$9,020	$8,481	$9,370	$9,435	$8,532
Franchise Productivity > 1 Year (2)	$21,103	$22,305	$23,348	$20,812	$18,059	$21,293	$21,681	$20,135
(1) - Corporate Productivity is New Business Production per Agent (Corporate): The New Business Revenue collected related to corporate sales, divided by the average number of full-time corporate sales agents for the same period. This calculation excludes interns, part-time sales agents and partial full-time equivalent sales managers.
(2) - Franchise Productivity is New Business Production per Agent (Franchise): The gross commissions paid by Carriers and Agency Fees received related to policies in their first term sold by franchise sales agents divided by the average number of franchise sales agents for the same period prior to paying Royalty Fees to the Company.